AMENDMENT #1
TO
SERVICE AGREEMENT
THIS AMENDMENT #1 is entered into on April 24, 2009, to be effective on May 1, 2009, to that certain Service Agreement dated November 28, 2007, between Principal Life Insurance Company (the "Company") and Van Eck Securities Corporation (the "Distributor").
WHEREAS, the parties to the Service Agreement wish to amend the Service Agreement;
NOW, THEREFORE, in consideration of their mutual promises, the undersigned parties agree as follows:

1.
Princor Financial Services Corporation ("Princor''), as distributor of the Principal Life Insurance Company variable life insurance and variable annuity products, is hereby added as a party to the Service Agreement.

2.	Exhibit A to the Service Agreement shall be amended and restated as shown on the attached Exhibit A, which is included herein by reference.

3.	Exhibit B to the Service Agreement shall be amended and restated as shown on the attached Schedule B, which is included herein by reference.

4.	Section 6 is hereby replaced with the following:
The Service Fee shall be paid by (a) the Distributor or one of its affiliates from general operating funds to the Company, and/or (b) pursuant to a shareholder service plan (a "12b-l Plan") adopted by the Board of Trustees of the Van Eck Worldwide Insurance Trust ("Board'') to Princor. With respect to the Class S Shares, the Service Fee shall be paid pursuant to the 12b-l Plan. To the extent the 12b-l Plan is terminated or modified, such portion of the Class S Service Fee shall be reduced accordingly.

5.	Except as expressly modified hereby, all other terms and conditions of the Service Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

PRINCIPAL LIFE INSURANCE COMPANY

/s/ Sara Wiener
By: ____________________________________
Name: Sara Wiener
Title: Director -Product Mgmt

PRINCOR FINANCIAL SERVICES CORPORATION

/s/ Sarah J. Pitts
By: ____________________________________
Name: Sarah J. Pitts
Title: Counsel

VAN ECK SECURITIES CORPORATION

/s/ Peter T. Moeller
By: ____________________________________
Name: Peter T. Moeller
Title: Senior Vice President

EXHIBIT A

Worldwide Hard Assets Fund- Initial Class

Worldwide Hard Assets Fund - Class S

EXHIBIT B

Name of Separate Account and Underlying Variable Policy/Contract

Principal Life Insurance Company Variable Life Separate Account
(invests in the Initial Class shares)

Executive VUL
Executive VUL II
Benefit VUL
Benefit VUL II

Principal Life Insurance Company Separate Account B
(invests in Class S shares)

Investment Plus Variable Annuity